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                                                                       1933 Act
                                                  Pre-effective Amendment No. 1
                                                                      VIA EDGAR
                                                                       --------

November 26, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Phoenix Life Variable Universal Life Account
    Phoenix Life Insurance Company
    Pre-Effective Amendment No. 1 to Registration Statement No. 333-152387 filed on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-152387, filed on form N-6 under the Securities Act of 1933 for Phoenix Life Insurance Company's variable universal life insurance policy ("Policy"). Phoenix Life Variable Universal Life Account issues the Policy.

As an attorney for Phoenix Life Insurance Company ("PLIC"), I provide legal advice to PLIC in connection with the operation of its variable products. In this role I am familiar with Pre-Effective Amendment No. 1 for the Policy. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

       1. PLIC is a valid corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the New York Superintendent of Insurance.

       2. PLIC Variable Universal Life Account is a separate account validly established and maintained by PLIC in accordance with New York law.

       3. The Policy, when properly issued, is a legal and binding obligation of PLIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 1.

Yours truly,

By: /s/ Michele Drummey
    Michele Drummey
    Counsel
    Phoenix Life Insurance Company